Amendment

                                     To the

                              Employment Agreement

         This Amendment, dated as of January 21, 2005, to the Employment Agreement, dated as of May 1, 2001 (the "Employment Agreement") between GP Strategies Corporation, a Delaware corporation with principal executive offices at 777 Westchester Avenue, White Plains, NY 10604 (the "Company"), and Andrea D. Kantor residing at 54 Riverside Drive, New York, New York 10024 ("Employee").

         WHEREAS, the Company and Employee wish to amend the Employment Agreement to modify the term of the Employment Agreement.

         NOW, THEREFORE, intending to be legally bound, and for and in consideration of the mutual covenants set forth herein, the parties hereto agree to amend the Employment Agreement as follows:

     1.   Section 3 of the Employment Agreement is hereby amended by replacing
          Section 3 with the following new paragraph:


          "Unless sooner terminated in accordance with the provisions of this Agreement, the term of employment of Employee by the Company pursuant to this Agreement shall be for the period (the "Employment Period") commencing on the date hereof and ending on June 30, 2007."


     2. Except as otherwise amended hereby, the Employment Agreement shall remain unamended and in full force and effect.



                                           GP STRATEGIES CORPORATION


                                           By:
                                                 -------------------------------
                                                 Jerome I. Feldman
                                                 Chief Executive Officer



                                                 Andrea D. Kantor
                                                 Employee